UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 30, 2012, the Board of Directors (the “Board”) of Anacor Pharmaceuticals, Inc. (the “Company”) appointed Paul L. Berns to serve as a member of the Board as a Class III director with a term of office which expires at the Company’s 2013 annual meeting of stockholders.  Mr. Berns was simultaneously appointed to the Audit Committee of the Board.  Mr. Berns has served as the President and Chief Executive Officer, and as a member of the board of directors, of Allos Therapeutics, Inc. since March 2006.

Mr. Berns will receive compensation applicable to non-employee directors of the Company as follows:

•                  $25,000 annual cash retainer;

•                  $2,000 for each Board meeting attended in person and $1,000 for each Board meeting attended by telephone; and

•                  $1,500 for each Board committee meeting attended in person and $750 for each Board committee meeting attended by telephone.

On May 30, 2012, the Board also granted Mr. Berns an initial option to purchase 30,000 shares of the Company’s common stock (“Common Stock”) under the Company’s 2010 Equity Incentive Plan with an exercise price equal to $5.20, the fair market value of the Common Stock on the date of grant. Such initial option will vest in a series of three equal annual installments measured from the date of the grant.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s 2012 annual meeting of stockholders held on May 30, 2012, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2012 annual meeting, filed with the Securities and Exchange Commission on April 18, 2012 (the “Proxy Statement”).  The results of the matters voted upon at the meeting were:

(a)

All of the nominees of the Board were elected to hold office until the Company’s 2015 annual meeting of stockholders. The nominees were: Mark Leschly; 22,332,099 shares of Common Stock voted for, none against, 306,976 withheld, and 3,796,859 broker non-votes; Paul H. Klingenstein; 22,620,418 shares of Common Stock voted for, none against, 18,657 withheld, and 3,796,859 broker non-votes; and William J. Rieflin; 22,587,205 shares of Common Stock voted for, none against, 51,870 withheld, and 3,796,859 broker non-votes. The term of office of director Lucy Shapiro, Ph.D. continues until the Company’s 2013 annual meeting of stockholders. The term of office of directors Anders D. Hove, M.D. and David P. Perry continues until the Company’s 2014 annual meeting of stockholders.

(b)

The stockholders approved, on an advisory basis, the 2011 compensation of the Company’s named executive officers, as disclosed in the Proxy Statement: 22,583,016 shares of Common Stock voted for, 54,899 against, 1,160 abstaining, and 3,796,859 broker non-votes.

(c)

The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2012: 24,758,626 shares of Common Stock voted for, 12,356 against, 1,664,952 abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer